UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2005

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

On January 28, 2005, the Board of Directors of Mercury General Corporation (the “Company”) approved increases in the compensation payable to the Company’s directors. Under the approved compensation arrangements, directors will receive a quarterly retainer of $3,000, and $3,000 for each Board meeting attended. The chair of the Audit Committee will receive an annual retainer of $1,500, and each member of the Audit Committee will receive $2,500 per committee meeting attended. The chair of the Nominating/Corporate Governance Committee will receive an annual retainer of $1,500, and each member of the Nominating/Corporate Governance Committee will receive $1,000 per committee meeting attended with the chair receiving $1,500 per committee meeting. Each member of the Compensation Committee will receive $500 per committee meeting attended, and the chair will receive $150 per hour for time spent on committee matters. A tabular presentation comparing the current and prior director compensation arrangements is furnished herewith as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement

The new director compensation arrangements described in response to Item 1.01 above replaced the prior director compensation package described in the Company’s proxy statement for its Annual Meeting of Shareholders held on May 12, 2004. A tabular presentation comparing the current and prior director compensation arrangements is furnished herewith as Exhibit 10.1.

Item 8.01. Other Events

Following the decision by the California Supreme Court not to review the California Court of Appeals’ ruling in Robert Krumme, On Behalf Of The General Public vs. Mercury Insurance Company, Mercury Casualty Company, and California Automobile Insurance Company, which was reported on a Form 8-K filed with the Securities and Exchange Commission on January 24, 2005, representatives of the Company held discussions with representatives of the plaintiffs and of the California Department of Insurance (the “DOI”) regarding changes to the Company’s business practices that have been or may be implemented in response to the case.

As a result of these discussions, a stipulation and order was filed jointly by the plaintiffs and the Company to extend until March 1, 2005 the stay of the trial court’s injunction that was in place during the appeals process for all but the advertising aspects of the trial court’s decision. The trial court signed the order and stipulation into effect on February 1, 2005. The Company, the plaintiffs and the DOI also agreed to continue their discussions regarding possible changes to the Company’s business practices that the Company hopes will allow it to avoid appointing its California brokers doing business with the Company as agents.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Tabular presentation comparing the current and prior director compensation arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Tabular presentation comparing the current and prior director compensation arrangements.